Exhibit 10.3

                               THIRD AMENDMENT TO
                      THE PINNACLE WEST CAPITAL CORPORATION
                         ARIZONA PUBLIC SERVICE COMPANY
                           SUNCOR DEVELOPMENT COMPANY
                        AND EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN

     Effective January 1, 1992, Pinnacle West Capital Corporation (the "Company"), Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company adopted the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "Plan"). The Plan was thereafter amended several times and was amended and restated in its entirety on December 1, 1995, and thereafter amended September 15, 1999 and December 1, 1999.

     By this instrument, and pursuant to the authority granted in the Section
11.2 of the Plan, the Company intends to amend the Plan to increase the threshold for automatic cashout of the Account balance of a terminated or retired Participant under certain circumstances, and to provide for the crediting of interest for a full month if a Participant works past the 15th of such month.

     1. This Amendment shall amend only those Sections set forth herein and those Sections not amended hereby shall remain in full force and effect.

     2.   The third sentence of Section 3.5 is revised to read as follows:

          In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest based on the Account Balance as of the end of the immediately preceding Plan Year, together with the amount actually deferred for the Plan Year as of the date of the Participant's Retirement, Disability, death of Termination of Employment and based further on the number of full months that the Participant was employed with or served as a Director of the Employer during the Plan Year prior to the occurrence of such event, and for this purpose, a Participant shall be deemed to be so employed or to have so served for a full month if he or she was employed with or served as a Director of the Employer past the 15th day of such month.

     3.   Section 5.4 is revised to read as follows:

          5.4  AUTOMATIC DISTRIBUTION OF RETIREMENT BENEFITS.
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               Notwithstanding any provision of this Article 5 to the contrary, if the Account Balance of a Retired Participant does not exceed Twenty Thousand Dollars ($20,000), the Participant's Retirement Benefit shall be distributed in a lump sum within sixty (60) days following his Retirement.

     4.   Section 7.2(c) is revised to read as follows:

          (c)  AUTOMATIC DISTRIBUTION OF TERMINATION BENEFITS.

          Notwithstanding any provision of this Section 7.2 to the contrary, if, upon a Participant's Termination of Employment, his Account Balance, as determined pursuant to Section 7.1, does not exceed Twenty Thousand Dollars ($20,000), the Participant's Termination Benefit shall be distributed in a lump sum within sixty (60) days following his Termination of Employment.

     5.   This Amendment shall be effective as of January 1, 2002.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 22nd day of October, 2002.


                                        PINNACLE WEST CAPITAL CORPORATION


                                        By Armando Flores
                                           -------------------------------------

                                           Its Executive Vice President,
                                               Corporate Business Services
                                               ---------------------------------

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